Exhibit 4.2

July 1, 2021

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration

Park National Corporation
50 North Third Street
Newark, OH 43055

David L. Trautman
Brady T. Burt
Matthew R. Miller
c/o Park National Corporation
50 North Third Street
Newark, OH 43055

Re: Notice of Resignation of Administrative Trustee and Appointment of Successor

Ladies and Gentlemen:

The following notice is given pursuant to Section 8.11 of the Amended and Restated Trust Agreement for Vision Bancshares Trust I (the “Trust”), dated as of December 5, 2005 (the “Trust Agreement”).

We make reference to the Junior Subordinated Indenture, dated as of December 5, 2005 (the “Indenture”), originally between Vision Bancshares, Inc., an Alabama corporation (the “Predecessor Company”), and Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), the First Supplemental Indenture, dated to be effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, among Park National Corporation, an Ohio corporation (the “Company”), the Predecessor Company and the Trustee, and the Trust Agreement.

With immediate effect, in connection with his retirement as an executive officer and an employee of the Company, effective June 30, 2021, and as evidenced by his signature below, C. Daniel DeLawder hereby resigns the position of Administrative Trustee of the Trust.

The Company hereby appoints Matthew R. Miller to serve as a successor Administrative Trustee of the Trust (the “Successor Administrative Trustee”), and the Successor Administrative Trustee hereby accepts appointment to such position, from and after the date and time of this notice, as evidenced by his signature below.

Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement. This Notice of Resignation of Administrative Trustee and Appointment of Successor may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

This Notice of Resignation of Administrative Trustee and Appointment of Successor is given and made and is effective as of 8:00 a.m., Eastern Daylight Time, on July 1, 2021.

RESIGNING ADMINISTRATIVE TRUSTEE:

By: /s/ C. Daniel DeLawder
Name: C. Daniel DeLawder

SUCCESSOR ADMINISTRATIVE TRUSTEE:

By: /s/ Matthew R. Miller
Name: Matthew R. Miller

CURRENT ADMINISTRATIVE TRUSTEES:

By: /s/ David L Trautman	By: /s/ Brady T. Burt
Name: David L. Trautman	Name: Brady T. Burt

PARK NATIONAL CORPORATION

By: /s/ Brady T. Burt
Name: Brady T. Burt
Title: Chief Financial Officer